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                                                                    EXHIBIT 12.3

                               RJR NABISCO, INC.

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN
         THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                                                                     JUNE 30, 1998
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Earnings before fixed charges:

  Loss before income taxes........................................................................     $    (130)
  Less minority interest in pre-tax loss of Nabisco Holdings......................................            38
                                                                                                           -----
  Adjusted loss before income taxes...............................................................           (92)
  Interest and debt expense.......................................................................           401
  Interest portion of rental expense..............................................................            30
                                                                                                           -----
Earnings before fixed charges.....................................................................     $     339
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Fixed charges:
  Interest and debt expense.......................................................................     $     401
  Interest portion of rental expense..............................................................            30
  Capitalized interest............................................................................             2
                                                                                                           -----
    Total fixed charges...........................................................................     $     433
                                                                                                           -----
                                                                                                           -----
Deficiency in the coverage of fixed charges by earnings before fixed charges......................     $     (94)
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